EX-33.2
(logo) EMC
       Mortgage Corporation

Management's Report on Assessment of Compliance with Applicable Servicing
Criteria

EMC Mortgage Corporation as Master Servicer (the "Asserting Party") is responsible for assessing compliance as of December 31, 2008 and for the period from January 1, 2008 through December 31, 2008 (the "Reporting Period"), with the servicing criteria set forth in Title 17. Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). This report covers the asset-backed securities transactions for which the Asserting Party performed master servicing functions set forth in Item 1122(d) involving residential mortgage loans that were closed from January 1, 2006 to December 31, 2008 (as identified in Exhibit B) and (i) were registered with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1933 or
(ii) for which the Asserting Party contractually agree to report ("the Platform") during the Reporting Period.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period as set forth in this report.

March 13, 2009

Signed: /s/ Mark T. Novachek
Name:  Mark T. Novachek
Title: Senior Vice President

Signed: /s/ Michelle Viner
Name:  Michelle Viner
Title: Vice President


(page)


Exhibit A



                                                                                                          INAPPLICABLE
                                                                    APPLICABLE                            SERVICING
                SERVICING CRITERIA                                  SERVICING CRITERIA                    CRITERIA
                                                                                                                     NOT
                                                                                                                     performed by
                                                                                                                     Servicer,
                                                                 Performed     Performed         Performed by        Vendor(s)
                                                                 by            by                Sub-Servicer(s)     and/or
Reference        Criteria                                        Servicer      Vendor(s)         or Vendor(s)        Sub-Servicer(s)

                 General Servicing Considerations
1122(d)(1)(i)    Policies and procedures are instituted to              X
                 monitor any performance or other triggers and
                 events of default in accordance with the
                 transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are                                                                       X
                 outsourced to third parties, policies and
                 procedures are instituted to monitor the
                 third party's performance and compliance with
                 such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                            X
                 agreements to maintain a back-up servicer for
                 the mortgage loans are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and omissions               X
                 policy is in effect on the party
                 participating in the servicing function
                 throughout the reporting period in the amount
                 of coverage required by and otherwise in
                 accordance with the terms of the transaction
                 agreements.


                 Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited into          X
                 the appropriate custodial bank accounts and
                 related bank clearing accounts no more than
                 two business days following receipt, or such
                 other number of days specified in the
                 transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on                X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding              X
                 collections, cash flows or distributions, and
                 any interest or other fees charged for such
                 advances, are made, reviewed and approved as
                 specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction,              X
                 such as cash reserve accounts or accounts
                 established as a form of
                 overcollateralization, are separately
                 maintained (e.g., with respect to commingling
                 cash) as set forth in the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at a              X
                 federally insured depository institution as
                 set forth in the transaction agreements. For
                 purposes of this criterion, "federally
                 insured depository institution" with respect
                 to a foreign financial institution means a
                 foreign financial institution that meets the
                 requirements of Rule 13k-1(b)(1) of the
                 Securities Exchange Act.

1122(d)(2)(vi)   Un-issued checks are safeguarded so as to                                                                      X
                 prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a monthly              X
                 basis for all asset-backed securities related
                 bank accounts, including custodial accounts
                 and related bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30 calendar
                 days after the bank statement cutoff date, or
                 such other number of days specified in the
                 transaction agreements; (C) reviewed and
                 approved by someone other than the person who
                 prepared the reconciliation; items are resolved
                 within 90 calendar days of their original
                 identification, or such other number of days
                 specified in the transaction agreements.


                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be            X^1
                 filed with the Commission, are maintained in
                 accordance with the transaction agreements
                 and applicable Commission requirements.
                 Specifically, such reports (A) are prepared
                 in accordance with timeframes and other terms
                 set forth in the transaction agreements; (B)
                 provide information calculated in accordance
                 with the terms specified in the transaction
                 agreements; (C) are filed with the Commission
                 as required by its rules and regulations; and
                 (D) agree with investors' or the trustee's
                 records as to the total unpaid principal
                 balance and number of mortgage loans serviced
                 by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and             X^2
                 remitted in accordance with timeframes,
                 distribution priority and other terms set
                 forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted           X^3
                 within two business days to the Servicer's
                 investor records, or such other number of
                 days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the                  X^4
                 investor reports agree with cancelled checks,
                 or other form of payment, or custodial bank
                 statements.


                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans is                                                                    X
                 maintained as required by the transaction
                 agreements or related mortgage loan
                 documents.

1122(d)(4)(ii)   Mortgage loan and related documents are                                                                        X
                 safeguarded as required by the transaction
                 agreements.

1122(d)(4)(iii)  Any additions, removals or substitutions to the                                                                X
                 asset pool are made, reviewed and approved in
                 accordance with any conditions or requirements
                 in the transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any                                                                      X
                 payoffs, made in accordance with the related
                 mortgage loan documents are posted to the
                 Servicer's obligor records maintained no more
                 than two business days after receipt, or such
                 other number of days specified in the
                 transaction agreements, and allocated to
                 principal, interest or other items (e.g.,
                 escrow) in accordance with the related
                 mortgage loan documents.

1122(d)(4)(v)    The Servicer's records regarding the mortgage                                                                  X
                 loans agree with the Servicer's records
                 with respect to an obligor's unpaid principal
                 balance.

1122(d)(4)(vi)   Changes with respect to the terms or status            X
                 of an obligor's mortgage loans (e.g., loan
                 modifications or re-agings) are made
                 reviewed and approved by authorized personnel
                 in accordance with the transaction agreements
                 and related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g.,             X
                 forbearance plans, modifications and deed in
                 lieu of foreclosure, foreclosures and
                 repossessions, as applicable) are initiated,
                 conducted and concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are                                                                     X
                 maintained during the period a mortgage loan
                 is delinquent in accordance with the
                 transaction agreements. Such records are
                 maintained on at least a monthly basis, or
                 such other period specified in the
                 transaction agreements, and describe the
                 entity's activities in monitoring delinquent
                 mortgage loans including, for example, phone
                 calls, letters and payment rescheduling plans
                 in cases where delinquency is deemed
                 temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of                                                                      X
                 return for mortgage loans with variable rates
                 are computed based on the related mortgage
                 loan documents.

1122(d)(4)(x)    Regarding any funds held in trust for an                                                                       X
                 obligor (such as escrow accounts): (A) such
                 funds are analyzed, in accordance with the
                 obligor's mortgage loan documents, on a least
                 an annual basis, or such other period
                 specified n the transaction agreements; (B)
                 interest on such funds is paid, or credited,
                 to obligors in accordance with applicable
                 mortgage loan documents and state laws; and
                 (C) such funds are returned to the obligor
                 within 30 calendar days of full repayment of
                 the related mortgage loans, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such                                                                    X
                 as tax or insurance payments) are made on or
                 before the related penalty or expiration
                 dates, as indicated on the appropriate bills
                 or notices for such payments, provided that
                 such support has been received by the
                 servicer at least 30 calendar days prior to
                 these dates, or such other number of days
                 specified in the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with                                                                  X
                 any payment to be made on behalf of an
                 obligor are paid from the Servicer's funds
                 and not charged to the obligor, unless the
                 late payment was due to the obligor's error
                 or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor                                                                     X
                 are posted within two business days to the
                 obligor's records maintained by the Servicer,
                 or such other number of days specified in the
                 transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible           X
                 accounts are recognized and recorded in
                 accordance with the transaction agreements.

1122(d)(4)(xv)   Any External enhancement or other support,                                                                     X
                 identified in Item 1114(a)(1) through (3) or
                 Item 1115 of Regulation AB, is maintained as
                 set forth in the transaction agreements.


1 The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements. The Asserting Party is not responsible for filing with the commission.

2 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

3 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Asserting Party's records, or such other number of days specified in the transaction agreements.

4 The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

Exhibit B
EMC MASTER SERVICING PLATFORM as of December 31, 2008

BSABS 2007-AC1
BSABS 2007-AC2
BSABS 2007-AC3
BSABS 2007-AC4
BSABS 2007-AC5
BSABS 2007-AC6
BSABS 2007-HE6
BSABS 2007-HE7
BSABS 2007-SD1
BSARM 2007-1
BSARM 2007-3
BSARM 2007-4
BSARM 2007-5
IMPAC 2006-SD1
PRIME 2006-2
PRIME 2007-1
PRIME 2007-2
PRIME 2007-3